UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, John W. Chisholm was appointed to serve as President of Flotek Industries, Inc. (the “Company”). Mr. Chisholm, who currently serves as Chairman of the Board of Directors, had been serving as Interim President of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 13, 2010, the Company held its 2010 annual meeting of stockholders. The stockholders elected all of the Company’s nominees for director, approved the Company’s 2010 Long Term Incentive Plan, approved the ability of the Company to make principal repayments under the amended and restated credit agreement by issuing shares of its common stock, approved the ability of the Company to pay a portion of the commitment fee due under the amended and restated credit agreement by issuing shares of its common stock and ratified the appointment of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

(1) Proposal One: Election of directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal. Each director was elected as follows:

Name	For	Withhold	Broker Non-Votes
John W. Chisholm	15,245,378	558,222	8,802,249
Kenneth T. Hern	15,312,464	491,136	8,802,249
John S. Reiland	15,317,578	486,022	8,802,249
Richard O. Wilson	15,267,520	536,080	8,802,249
L.V. “Bud” McGuire	15,317,779	485,821	8,802,249

(2) Proposal Two: Approval of the Company’s 2010 Long Term Incentive Plan. The Company’s Long Term Incentive Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
11,650,907	4,079,462	73,231	8,802,249

(3) Proposal Three: Approval of the ability of the Company to make principal repayments under the amended and restated credit agreement by issuing shares of its common stock. The ability of the Company to make principal repayments under the amended and restated credit agreement by issuing shares of its common stock was approved as follows:

For	Against	Abstain	Broker Non-Votes
15,057,243	681,531	64,826	8,802,249

(4) Proposal Four: Approval of the ability of the Company to pay a portion of the commitment fee due under the amended and restated credit agreement by issuing shares of its common stock. The ability of the Company to pay a portion of the commitment fee due under the amended and restated credit agreement by issuing shares of its common stock was approved as follows:

For	Against	Abstain	Broker Non-Votes
15,029,308	699,068	75,224	8,802,249

(5) Proposal Five: Ratification of appointment of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010. The appointment of Hein & Associates LLP was ratified as follows.

For	Against	Abstain
24,003,693	384,409	217,747

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: August 18, 2010	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning